Exhibit 99.1

Rex Energy Announces Upcoming Conference Schedule

STATE COLLEGE, Pa., April 2, 2012 (GLOBE NEWSWIRE) – Rex Energy Corporation (Nasdaq: REXX) today announced its upcoming conference schedule. The company will be participating at the following events.

KeyBanc Capital Markets Bus Tour	Pittsburgh, PA	April 3, 2012
IPAA OGIS	New York, NY	April 16-18, 2012

Webcasts for these events, if available, can be found in the Investor Relations section of the Rex Energy website, www.rexenergy.com under Events & Presentations. Webcasts will be available no later than two hours before the presentation and will remain available for 30 days after the event.

The company has also posted an updated corporate presentation for April, 2012. The updated presentation can be found in the Investor Relations section of the Rex Energy website, www.rexenergy.com under Events & Presentations.

About Rex Energy Corporation

Rex Energy is headquartered in State College, Pennsylvania and is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

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For more information, please visit our website or contact:

www.rexenergy.com

Tom Stabley

Chief Executive Officer and Chief Financial Officer

(814) 278-7215

tstabley@rexenergycorp.com

Jesse Carl

Financial Analyst

(814) 278-7045

jcarl@rexenergycorp.com